EXHIBIT 21.2

                        SUBSIDIARIES OF DENAMERICA CORP.

                                                          STATE OF INCORPORATION
SUBSIDIARY                                                   OR ORGANIZATION
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Phoenix Foods, Inc.                                              Florida

Black-eyed Pea U.S.A., Inc.(1)                                    Texas

DenAm, Inc.                                                      Delaware

DenFlorida, Inc.                                                 Delaware

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(1)  Black-eyed  Pea U.S.A.,  Inc. has  complete or majority  ownership of eight subsidiaries that operate in the United States.